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               LICENSE AGREEMENT AMONG LAMAZE INTERNATIONAL, INC.

                  LAMAZE PUBLISHING COMPANY, AND IVILLAGE INC.



LICENSE AGREEMENT made this 8 day of September 2000, and effective beginning as of July 1, 2000, among Lamaze International, Inc., an educational, non-profit organization having its principal offices at 2025 M Street, Suite 800, Washington, D.C. 20036-3309 (herein referred to as "LI"), Lamaze Publishing Company, a corporation of the State of Delaware, having its principal place of business at 9 Old Kings Highway South, Darien, Connecticut 06820 (herein referred to as "LPC") (where LPC is the successor to Lamaze Publishing Company, Inc., a Connecticut corporation) and iVillage Inc., a corporation of the State of Delaware having its principal place of business at 512 Seventh Avenue, New York, New York 10018 (herein referred to as "iVillage"),(LPC and iVillage being hereafter referred to on occasion collectively as "LICENSEE.")

WHEREAS LI and LICENSEE desire to enter into a new license agreement that supercedes and replaces the prior agreements between LI and LPC, those prior agreements being identified on Schedule A hereto; and

WHEREAS LICENSEE desires to continue to utilize those names and marks containing the word LAMAZE (as specified on Schedule B hereto), pursuant to this new License Agreement, in connection with the products and services specified herein, and as specified in any future agreements among the parties;

WHEREAS, LI desires to license the Licensed Marks hereunder, and goodwill associated therewith, strictly in accordance with the terms and conditions herein, recognizing that such terms and conditions are imposed to preserve the quality and integrity of the Licensed Marks and the goodwill associated therewith;

WHEREAS, it is LI's intent to further disseminate its educational message through this Agreement, and in furtherance of such purpose, LI desires to provide the educational consulting services required herein; and

WHEREAS LI owns all right, title and interest in and to the Licensed Marks on a worldwide basis, such marks and names being well known and recognized by the general public mind with LI, and it being on record accordingly in the United States Patent & Trademark Office; and

WHEREAS the parties wish to develop a licensing arrangement respectful of the history, tradition and mission of LI,

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NOW, THEREFORE, in consideration of the premises and mutual Agreements herein contained, the parties agree with each other as follows:

1.       DEFINITIONS.



         a.       "Territory" as used herein means the entire world.

         b. "Net Sales" as used herein means actual advertisement revenue and other revenues (and the value of barter consideration as determined by IRS rules) received by LICENSEE for or from Licensed Products, less returns, discounts,actual commissions (which shall not exceed 15% in any case), bad debts arising from sale of Licensed Products, and sales taxes.

         c. "Affiliate" as used herein means an entity that is controlled by, or controls, either directly or indirectly, a party to this Agreement. For purposes of this Agreement, a controlling interest is evidenced by control of 40% or more of the voting stock or interest in an entity, either directly or indirectly.

         d. "Authorized Affiliates of LICENSEE" as used herein means Affiliates of LICENSEE except those Affiliates that have substantial business interest in infant formula, tobacco, firearms, pharmaceuticals, alcohol or pornography.

         e. "Licensed Field" as used herein means consumer oriented publications in Media which publications either bear advertising or are revenue generating or otherwise commercial in nature.

         f. "Licensed Marks" as used herein means those Lamaze Marks set forth in Schedule B hereto, and all registrations or applications for registrations associated therewith anywhere in the world. No other marks shall be added to the Licensed Marks without the prior written consent of LI, which consent shall not be unreasonably withheld in the case of additional Licensed Markes to be used with a new Licensed Product approved by LI hereunder, in which event such additional Licensed Mark shall be added to an amended Schedule B which shall be signed by all parties hereto and attached to this Agreement.

         g. "Joint Venture" as used herein means a joint venture entity in which LICENSEE, owns or controls, either directly or indirectly, at least 25% of the interest of such joint venture.

         h. "Licensed Products" as used herein means products developed, manufactured, sold or distributed by LICENSEE in the Licensed Field, which products use any of the Licensed Marks. Use of the Licensed Marks in this regard shall be use either as

                                       -2-
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a mark or other source identifier (but not fair use of a Licensed Mark), or use which reasonably conveys the commercial impression of affiliation with goods and/or services of LI.

         i. "Media" as used herein includes print, onserts, programs, electronic, video, visual, audio, computer, internet, broadband, computer software magnetic and optical media.

         j. "Infant and Maternity Field" as used herein means those infant and maternity products set forth in Schedule F hereto and in which LI grants LICENSEE right of first refusal under Section 11 herein.

2.       GRANT OF LICENSE.

         a. LI grants to LICENSEE and Authorized Affiliates of LICENSEE, for the term of this Agreement, the sole and exclusive license to use any of the Licensed Marks in the Territory in connection with goods or services within the Licensed Fields, provided that such use shall be fully in accordance with Schedules D and E hereto and the rest of the terms of this Agreement. Use of Licensed Marks hereunder by Authorized Affiliates of LICENSEE shall constitute use by LICENSEE for all purposes under this Agreement. Neither LICENSEE nor any Authorized Affiliate of LICENSEE shall have any right to use the Licensed Marks in connection with the Newborn Channel or with any other product which is not a Licensed Product.

         b. LI shall not retain any rights to use or license any of the Licensed Marks in connection with any goods or services within the Licensed Field anywhere in the Territory, except as expressly set forth on Schedule C hereto or Schedule G hereto, or as expressly provided in paragraph 3b below. Nor shall LI itself use in the Licensed Field, or license others to use in the Licensed Field, the LAMAZE mark or any mark containing LAMAZE, except as expressly set forth in Schedule C or Schedule G hereto, or as allowed by paragraph 3b below. In no event shall LI develop, produce, sell or otherwise distribute a publication competitive with any of the Licensed Products, except as allowed by paragraph 3b below.

         c. LICENSEE shall also have the right to grant sublicenses to third parties under the Licensed Marks in connection with Joint Ventures so long as such Joint Venturers agree to be bound by each of the non-monetary terms of this Agreement. LICENSEE shall have sole and exclusive discretion in setting any royalty or other fees in any sublicenses, so long as LICENSEE renders payment directly to LI in accordance with the royalty rates and other payment provisions set forth in this Agreement, (said royalties to be based upon "Net Sales," but substituting "sublicensee" for "LICENSEE" in the definition of the Net Sales for such purpose). Except as otherwise provided in this paragraph 3c., LICENSEE may not grant sublicenses to

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others under the Licensed Marks without the prior written consent of LI, which consent shall not be unreasonably withheld. Breach by a sublicensee of its agreement to be bound by the non-monetary terms of this Agreement shall constitute breach by LICENSEE hereunder.

3.       COSTS AND RESPONSIBILITIES FOR LICENSED PRODUCTS.

         a. Except as expressly stated in paragraph 10, below, with regard to Indemnification expenses and in paragraph 12, below with regard to Trademark expenses, it is understood that all costs associated with the development of services and products by LICENSEE pursuant to this License Agreement shall be borne by LICENSEE. LI has no responsibilities for any such product costs.

         b. Subject to the terms of this Agreement, LICENSEE shall have sole discretion and control with respect to any and all aspects of Licensed Products, including development, manufacture, production, sale or distribution. In no event shall LICENSEE be required under this Agreement to develop, manufacture, produce, sell or distribute any particular Licensed Product, subject to LICENSEE's agreement to use commercially reasonable efforts to promote and distribute at least one Licensed Product within the Licensed Field. In the event that LI requests that LICENSEE develop and distribute a particular category of media within the Licensed Field, and LICENSEE declines to do so, or if LICENSEE abandons for one year or more an existing category of media within the Licensed Field (or abandons for one year or more the Lamaze Parents Magazine or any successor thereof), then LI may on an exclusive basis, either by itself or by license to a third party, develop and distribute such category of media (or Lamaze Parents Magazine, as the case may be), and any such license shall be on terms no more favorable to a licensee than are the terms of this Agreement in any respect. As used in this paragraph the term "category" shall include the following categories: (i) hard copy magazines; (ii) books;
(iii)CDRoms/video/DVDs/film/disks/computer software; (iv)websites, broadband, visual or audio broadcast, wireless and digital, and computer and wireless technology developed after the effective date of this Agreement. In addition, in the event that LICENSEE abandons for one year or more, use of any or all of the Licensed Marks containing the words "LAMAZEBABY," "LAMAZE BABY," "LAMAZEFAMILY," or "LAMAZE FAMILY" in connection with Licensed Products, the grant of License under Section 2(a) herein with respect to such abandoned Licensed Mark(s) shall terminate upon written notice from LI. In the event of termination of the license grant with respect to such abandoned Licensed Mark(s) pursuant to the preceding sentence, LI shall not have the right, during the term of this agreement, to use in the Licensed Field or license others to use in the Licensed Field any such abandoned Licensed Mark(s). In the event LI chooses to use or license such abandoned Licensed Mark(s)

                                      -4-
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outside the Licensed Field, LICENSEE shall have the right to request that its license in the Licensed Field for such abandoned Licensed Mark(s) be reinstated in accordance with the license terms set forth in Section 2, above. In addition, if LI requests that LICENSEE develop and distribute in Canada any hardcopy magazine or video in existence on the effective date of this Agreement, and LICENSEE declines to do so, then LI may on an exclusive basis, either by itself or by license to a third party, develop and distribute such magazine or video in Canada, and any such license shall be on therms no more favorable to a licensee than the terms of this Agreement in any respect.

4.       QUALITY CONTROLS AND TRADEMARK USAGE.

         a. The development, manufacture, sale or distribution of Licensed Products shall be in accordance with the Quality Control provisions as set forth on Schedule D attached hereto. Such Quality Control provisions shall be imposed in good faith.

         b. Advertising and promotion of Licensed Products shall be in accordance with the Advertising Guidelines attached as Schedule E hereto.

         c. LICENSEE agrees to cause an appropriate statutory notice of trademark registration to be affixed to, imprinted or otherwise associated with each Licensed Product wherever a federally registered Licensed Mark is used by LICENSEE. Such notice shall be in accordance with LI Trademark Usage Guidelines referenced in Schedule D hereto.

         LICENSEE agrees to make commercially reasonable efforts to deliver to LI , prior to use in commerce, samples of Licensed Products upon which such trademark registration notices is provided for archival purposes and for federal trademark registration purposes.

         d. Within ninety (90) days of each two year anniversary of this Agreement, either party may provide written notice to the other party of the desire to convene a performance/royalty review meeting, in order to review the activities of LICENSEE in connection with the various provisions of this Agreement including its financial terms, its terms relating to trademarks and the various quality control and advertising guidelines provided by LI, as well as other matters. Such review shall include consideration of whether it would be appropriate to adjust, prospectively, payments to LI in light of the value of the Licensed Marks and LI's educational consulting services; provided that no change shall be made to such payments unless both LI and LICENSEE agree to such change. The parties shall then consult and arrange such a review meeting at a mutually convenient time and location.

5.       PAYMENTS.


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         a.       LICENSEE agrees to pay LI Two Hundred Thousand Dollars
($200,000.00) as a minimum annual guaranteed royalty payment (herein called Guarantee) as a non-refundable advance against royalties earned under paragraph 5b of this Agreement, said Guarantee to be adjusted annually to reflect increases in the Consumer Price Index (Urban) in the previous twelve months. The Guarantee shall be paid in quarterly annual installments, with the pro rata payment for the half year period in 2000 for which this Agreement is in effect to be paid on an quarterly basis on December 1, 2000 and March 1, 2001. Thereafter, the Guarantee shall be paid on a quarterly basis concurrent with submission of the periodic statements to LI by LICENSEE pursuant to paragraph 6a below.

         b. LICENSEE agrees to pay LI royalties equal to three percent (3%) of Net Sales on all Licensed Products in the Licensed Field

         c. The Guarantee payments made pursuant to paragraph 5a above, shall be applied to any royalty payments made pursuant to paragraph 5b.

         d. In addition to the royalties under paragraph 5b, LICENSEE agrees to pay LI an annual editorial fee of $75,000 for the internet and LAMAZE.com website. In addition, LICENSEE shall pay LI an editorial fee of $5,000 for each new publication product approved by LI hereunder after the date this Agreement is signed ( e.g., each new topic issue in a series of custom publications such as Lamaze Family).

         e. Payments pursuant to paragraph 5b and d above shall be remitted to LI concurrently with each of the quarterly periodic statements required in paragraph 6, below, deducting from royalty payments any Guarantee already paid pursuant to paragraph 5a above. Payment shall be by check made out to the order of Lamaze International, Inc., sent to the following address:
Executive Director, LAMAZE International, Inc., 1200 19th Street, N.W., Suite 300, Washington, D.C. 20036.

6.       PERIODIC STATEMENTS.

         a. On December 1, 2000, and continuing by every March 1, June 1, September 1 and December 1 of each year thereafter, LICENSEE will furnish to LI a statement, certified as to accuracy by an officer of LICENSEE, specifying the base of Net Sales by product for the most recent calendar year quarter's period. Such statements shall be furnished to LI whether or not any Licensed Products have been sold during the quarterly period in question.

         b. No more than once any single calendar year, and upon at least thirty (30) days prior written notice to LICENSEE, LI may have an independent certified public accountant acceptable

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to both LI and LICENSEE inspect the relevant financial records of LICENSEE to verify the accuracy of the statements provided to LI pursuant to paragraph 6 a., above. In the event that the independent certified public accountant determines that there has been an error in the payments made by LICENSEE to LI, LICENSEE shall make any appropriate additional payment within thirty (30) days of receipt of written notification of the error by LI. All costs relating to the actions of the independent certified public accountant shall be borne by LI, unless the actual royalty payment due is determined to be more than 10% above that which was actually paid by LICENSEE to LI for the calendar quarter in question, in which case, the reasonable costs of the independent certified public accountant shall be paid by LICENSEE. The parties agree that the mutually acceptable independent certified public accountant chosen by the parties to inspect the relevant financial records will be reviewing confidential information of LICENSEE and shall not disclose to LI any details concerning the particulars of the financial records of LICENSEE, other than to advise LI as to whether the royalty payments made by LICENSEE to LI are correct, and the extent of the error in the payments made by LICENSEE, if any.

         c. LICENSEE agrees to maintain appropriate books and records relevant to the payments made pursuant to this Agreement for a period of two years following the period for which the payment was due, including for the two year period following the expiration or termination of this Agreement.

7.       GOODWILL.

         LICENSEE recognizes the value of the prestige, publicity and good will associated with the Licensed Marks and the Lamaze International trade name, and in such connection, acknowledges that such good will exclusively belongs to LI and the Licensed Marks and the Lamaze International name have acquired a secondary meaning in the mind of the purchasing public as to the source of products and services.

8.       SPECIFIC UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES THE PARTIES.

         a. LICENSEE represents and warrants that (i) each of the parties comprising LICENSEE have the unencumbered right to enter into this Agreement,
(ii) all use of the Licensed Marks by LICENSEE shall inure to the benefit of LI,
(iii) LICENSEE will not attack the rights of LI in and to the Licensed Marks,
(iv) LICENSEE will not tarnish, abuse, disparage or bring into disrepute the Lamaze International name, (v) LICENSEE will ensure that the development of Licensed Products proceeds in an ethical manner and in accordance with the terms and intent of this Agreement, and (vi) LICENSEE will use commercially reasonable efforts to promote at least one Licensed Product

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within the Licensed Field, so long as a license remains in effect for the
Licensed Field.

         b. LICENSEE further represents and warrants that it will not favor the Newborn Channel services or products over the Licensed Products and that it will not use any of the Licensed Marks in connection with Newborn Channel or in any other way imply that the source of the Newborn Channel is LI.

         c. LI represents and warrants that (i) it has the unencumbered right to enter into this Agreement, (ii) it is the sole and exclusive owner of all applications and registrations of the Licensed Marks listed in Schedule B-1, and the goodwill associated therewith (except to the extent licenses have been granted by LI to Learning Curve International and AMI, as identified on Schedule G attached hereto), and (iii) such applications and registrations for the Licensed Marks are active and valid to the best of LI's actual knowledge. LI further agrees (iv) to cooperate, consistent with the terms of this Agreement, in providing content for the website lamaze.com , as requested from time to time by LICENSEE. At such time as any additional registration(s) may be made for any of the Licensed Marks in any countries, if such registrations pertain to use in the Licensed Field, the warranty of LI under this paragraph(c) will be amended to cover such registrations.

9.       TERM AND TERMINATION.

         a. The term of this Agreement shall be for fifteen (15) years from the effective date, subject to the other provisions of this paragraph 9, and shall be renewable for one additional term of five (5) years thereafter at the discretion of LICENSEE, provided all material terms of this Agreement shall have been complied with. LICENSEE shall provide LI of its intent to renew prior to the expiration of the then existing term of the Agreement. During the final year of the renewal term (and any renewal term thereof), LI shall negotiate in good faith with LICENSEE concerning an additional five-year renewal term, and during such one-year good faith negotiation period, LICENSEE shall have a Right of First Refusal to match any offer to LI for any license of the Licensed Marks within the Licensed Field.

         b. In the event of any material breach of this Agreement by a party, the other party may, at its discretion, provide written notice to the defaulting party of an intent to terminate this Agreement. The defaulting party shall have a reasonable period of time, the reasonableness determined by the nature of the Licensed Products involved, in which to cure such default from the date of such written notice, provided however, that if such default is not cured within sixty (60) days or one-hundred twenty (120) days if such default can not reasonably be expected to be cured within sixty (60) days, and LICENSEE is acting in good faith to try to cure such default from such written notice,

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this Agreement shall be considered terminated, provided further, however, that where the defaulting party has within the previous twelve (12) months been in default on two or more occasions and has on each such occasion availed itself of such cure period, then the parties shall promptly convene a meeting within 10 days of notice of default to agree upon a plan to provide for the prompt cure of such additional default on an expedited ( i.e., not greater than 60 days) basis.

         c. LI may also terminate this Agreement on prior written notice in the event that LICENSEE tarnishes, abuses or disparages any of the Licensed Marks, and LICENSEE fails to cease all such tarnishment, abuse or disparagement within sixty (60) days of receipt of written notice from LI.

         d. LICENSEE may, at its sole discretion, terminate this Agreement upon twelve (12) months prior written notice to LI.

         e. If a party files a petition of bankruptcy or if a petition of bankruptcy is filed against a party, or if a party becomes insolvent, or otherwise makes an assignment for the benefit of creditors, the other party shall have the right to provide written notice of an intent to terminate. The party subject to a bankruptcy petition, or that is insolvent, or that has otherwise made an assignment for the benefit of creditors, shall then have ninety (90) days to remedy the situation. The parties acknowledge that the Licensed Marks are "intellectual property" within the purview of Section 101(56) of the United States Bankruptcy Code 11 U.S.C. 101-1330 and that this Agreement is an agreement under Section 365(n) of such Code and that this Agreement shall be governed by Section 365(n) of such Code in the event that LI files or has filed against it, a voluntary or involuntary petition in bankruptcy or makes any arrangement or otherwise becomes subject to any proceeding under the bankruptcy, insolvency, reorganization or similar laws of the United States or any state.

         f. In the event the license granted hereunder is terminated prior to its expiration due to a material breach by LICENSEE, all payments theretofore accrued shall become due and payable within thirty (30) days to LI.

         g. This Agreement shall also terminate, upon written notice by LI to LICENSEE, as to a particular Licensed Mark, if LICENSEE fails to use such Licensed Mark as a trademark in the Licensed Field at a level sufficient to avoid abandonment of such mark within the particular Licensed Field, provided LICENSEE shall have sixty (60) days from the date of receipt of such notice to remedy such non-use.

         h. In the event of any termination or expiration of this Agreement, LICENSEE and all Authorized Affiliates of LICENSEE shall immediately cease all use of any of the Licensed Marks,

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subject to LICENSEE's rights for a reasonable period of times not to exceed six
(6) months to dispose of existing inventory of Licensed Products, so long as such inventory does not itself constitute a material breach of this Agreement. LICENSEE will continue to pay the royalty set forth in paragraph 5b above (but not the Guarantee (paragraph 5a) or the editorial fees (paragraph 5c)) with respect to any such inventory that is disposed after termination or expiration of this Agreement.

10.      MUTUAL INDEMNIFICATION.

Each party shall indemnify and hold the other, their respective parent and affiliated entities and the officers, directors and employees of all of the foregoing, harmless from and against any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and related costs) arising out of the breach or alleged breach of any representation, warranty or undertaking set forth in this Agreement made by the indemnifying party.

         a. Should any party wish to assert a claim for indemnification, such party shall do so by promptly notifying the other party in writing of such claim. Each party shall use its best efforts to provide the indemnitor with notice of the claim for which indemnification is being sought as soon as possible in order to minimize the indemnitor's potential liability.

         b. The indemnitor shall have the sole and exclusive right to defend any action resulting from the claim for which indemnification is sought; provided however, that the indemnified party may, at its election, defend any such claim or suit on its own behalf and at its own expense; provided further, however, that no settlement shall be finalized without the prior written consent of all of the parties, which consent shall not be unreasonably withheld or delayed.

11. LICENSES OUTSIDE LICENSED FIELD/RIGHT OF FIRST REFUSAL IN INFANT AND MATERNITY FIELD.

         a. In the event that, during the term of this Agreement, LI desires to license any of the Licensed Marks outside the Licensed Field, LI shall provide LICENSEE with at least forty-five (45) days prior written notice of the same, and shall consult with LICENSEE concerning the identity of the licensee and the plans of the licensee and LI. If LICENSEE so requests, both LI and LICENSEE shall negotiate in good faith during such forty-five (45) day period to determine whether LICENSEE can act as licensee under the project in question.

         b. In the event that during the term of this Agreement, LI offers a license for any of the Licensed Marks to be used in the Infant and Maternity Field to any entity other than

                                      -10-
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LICENSEE, LICENSEE shall have the right of first refusal on such license offer, on terms at least as favorable as those offered to such other entity, said right to be exercised within sixty (60) days of delivery to LICENSEE of notice of such offer.

12.      TRADEMARK PROSECUTION COSTS AND INFRINGEMENTS.

         a. LICENSEE agrees to pay reasonable costs associated with the filing and prosecution of trademark applications and registrations in the United States for the Licensed Marks, but only to the extent such marks relate to Licensed Products in the Licensed Fields. The parties agree that trademark counsel for LICENSEE shall be kept informed of significant developments relating to trademark prosecution of the Licensed Marks, and LI agrees to cooperate with LICENSEE in connection with the trademark prosecution for the Licensed Marks. LI agrees to provide LICENSEE with semi-annual status reports regarding any matters, including trademark filings, involving any of the Licensed Marks.

         b. In the event that a third party challenges the validity or enforceability of any of the rights of LI in any of the Licensed Marks, or in the event a there is a material infringement or dilution by a third party of any of the Licensed Marks in the Licensed Fields, LICENSEE may, at its sole discretion, decline to pay any further trademark prosecution costs incurred thereafter under Section 12(a) until such time as such third party challenge is favorably resolved or such infringement or dilution is terminated.

         c. With regard to any possible foreign trademark filings on the Licensed Marks that relate to Licensed Products in the Licensed Fields, LI and LICENSEE agree to consult with one another as to whether such foreign trademark filings should be done, and the manner in which payment shall be made for the costs of the foreign filings.

         d. LICENSEE, at its sole cost and sole discretion, may take appropriate action against third parties for infringement, dilution or other violation of LICENSEE's rights as licensee in the Licensed Marks. LI agrees to cooperate with LICENSEE in such actions, and to allow LICENSEE to institute suit or other proceeding in the name of LI where necessary. LICENSEE agrees to consult with LI prior to instituting any such action against a third party. The parties further agree to inform one another of any possible infringement, dilution or other violation of rights of the Licensed Marks in the Licensed Fields. LICENSEE shall be entitled to all recoveries or other remuneration resulting from any such suit or proceeding.

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13.      DOMAIN NAMES.

The parties agree that LI shall be the named registrant for the internet domain, lamaze.com, and any other domains containing LAMAZE as agreed to by the parties from time to time, and LI hereby licenses back to LICENSEE the right to use such domain name in accordance with the terms hereof.

14.      NOTICES.

All notices under this Agreement shall be mailed by Federal Express or other overnight air courier to the following addressees for the parties.

For Lamaze International, Inc.:
2025 MStreet N.W.
Suite 800 Washington, D.C. 20036-3309

For LICENSEE:

iVillage Inc.
512 Seventh Avenue
New York, NY  10018
Attention:  Executive Vice President of Operations and Business Affairs

Lamaze Publishing Company
9 Old Kings Highway South
Darien, CT  06820
Attention:  President

Copy to:

Bradford S. Breen, Esq.
Orrick, Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, NY  10103

15.      ASSIGNABILITY.

a. This Agreement and any portion thereof, may not be assigned by a party (by asset sale or transfer, stock sale or purchase, merger or the like) without the prior written consent of the other party. LICENSEE shall consent to an assignment by LI to an affiliate of LI. LI shall consent to an assignment by LICENSEE as long as: (i) the assignee confirms its obligations to comply with this Agreement, (ii) the assignee has no substantial business interest in infant formula, tobacco, firearms, pharmaceuticals, alcohol or pornography; and (iii) the assignee affirms its current intent to continue current publications at current levels, or otherwise reasonably commits to promote and market Licensed Products (including Lamaze Parents Magazine or a successor thereto) under this Agreement.

16.      MISCELLANEOUS PROVISIONS.

         a. This Agreement and the attached Schedules A- G constitute the complete understanding of the parties. The parties hereby agree that this Agreement completely supercedes and replaces the prior agreements between LI and Lamaze Publishing Company (Connecticut corporation) and their respective predecessor companies, as those agreements are identified on Schedule A hereto. The parties acknowledge and agree that the Sublicense Agreement for Children's Books between Lamaze Publishing Company (Connecticut corporation) and Learning Curve International, Inc., dated March 1999, remains in full force and effect.

         b. Any fundraising activities of LI directed toward consumer products companies in which LI seeks contributions in excess of $50,000 either in monetary terms or in value, shall take into account the effect such fundraising activities may have on LICENSEE and its advertising and sponsorship activities in relation to Licensed Products. In this regard, LI agrees to advise LICENSEE of such fundraising activities and to consult with LICENSEE regarding same.

         c. During the term of this Agreement, LI agrees to meet with LICENSEE within sixty (60) days of each meeting of the Board of Directors of LI to discuss developments arising out of such Board meeting.

         d. This Agreement shall not be deemed effective, final or binding upon the parties until signed by all of the parties. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same document. This Agreement shall not be modified except in writing signed by all of the parties.

         e. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between or among LI, and LICENSEE. No party shall have the right to obligate or bind the other in any manner whatsoever.

         f. This Agreement shall be construed in accordance with the laws of the District Of Columbia..

         g. The terms of this Agreement are severable. If any term or provision is declared invalid, it shall not affect the remaining terms which shall continue to be binding.

         h. If by reason of fire, earthquake, flood, explosion, accidents, strikes, act of God, or war, LICENSEE shall be delayed or prevented from performing this Agreement, such delay shall be excused during the continuance of and to the extent of such cause, and the contract period for performance shall be extended accordingly.

         i. No rights are granted by any party to the other party pursuant to this Agreement, except as set forth explicitly herein.

         j. Waiver by any party of a breach of any provision of this Agreement by another party shall not operate or be construed as a waiver of any subsequent breach by such other party.

         k. LICENSEE shall maintain in effect for the term of this agreement and at least one year thereafter commercially reasonable general liability insurance in an amount of at least $2,000,000 in the aggregate.

         l. Counterparts - This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, THE PARTIES hereto have signed this Agreement in duplicate originals as of the day and year first above written.

LAMAZE INTERNATIONAL, INC.


BY:/s/ Teresa Shilling
   -----------------------------------
TITLE: President, Lamaze International
       -------------------------------


LAMAZE PUBLISHING COMPANY (Delaware corporation)


BY:/s/ Steven Elkes
   -----------------------------------
TITLE: Senior Vice President
       -------------------------------


IVILLAGE INC.

BY:/s/ Steven Elkes
   -----------------------------------
TITLE: Executive Vice President-
       -------------------------------
       Operations and Business Affairs

                                    SCHEDULES


Schedule A:       List of Agreements between Lamaze Publishing Company
                  (Connecticut corporation) and Lamaze International that are superceded by this Agreement

Schedule B:       Licensed Marks

Schedule B-1:     Warranted Registrations/Applications

Schedule C:       Retained Rights by Lamaze International to publish certain publications

Schedule D:       Quality Control provisions

Schedule E:       Advertising Guidelines

Schedule F:       Infant and Maternity Field Products

Schedule G:       Identification of other Lamaze International Licenses

                                   SCHEDULE A
                              (List of Agreements)


Agreement dated October 18, 1989 (the "Video Agreement") between Lamaze International and LPC (as successor-in-interest to Lifetime Institute for Family Education, Inc. ["Lifetime"], in turn as successor-in-interest to Medical Communications Corporation ["MCC"])

Addendum to the Video Agreement dated December 9, 1992 between Lamaze International and LPC (as successor-in-interest to Lifetime, in turn as successor-in-interest to MCC)

Second Addendum to the Video Agreement dated April 22, 1993 between Lamaze International and LPC (as successor-in-interest to Lifetime, in turn as successor-in-interest to MCC)

Intellectual Property Agreement dated April 6, 1990 between Lamaze International and LPC (as successor-in-interest to Lifetime)

Loan/Activity Agreement dated August 2, 1990 between Lamaze International and LPC (as successor-in-interest to Lifetime)

LPM Agreement dated August 2, 1990 between LPC (as successor-in-interest to Lifetime) and Lamaze International

Onsert Agreement dated December 9, 1992 between Lamaze International and LPC (as successor-in-interest to Lifetime)

Statement of Terms concerning Child Development Newsletter dated August 20, 1993 between Lamaze International and LPC

Agreement of Modification and Clarification dated January 1, 1996 between Lamaze International and LPC (directly, and as successor-in-interest to Lifetime)

                                   Schedule B

                                 Licensed Marks


Lamaze Parents Magazine
LAMAZE PARENTS
Lamaze Para Padres
Lamaze Baby Magazine
LAMAZE BABY
LAMAZEBABY.COM
LAMAZEBABY.NET
LAMAZEBABY.ORG
Lamaze Family Magazine
LAMAZE FAMILY
LAMAZEFAMILY.COM
LAMAZEFAMILY.NET
LAMAZEFAMILY.ORG
Lamaze You and Your Baby Video
Lamaze Lo Mejor Su Bebe
Lamaze Book Club
Lamaze.com
Lamaze Publishing Company
The "LAMAZE" mark as part of any of the above marks in this Schedule B

                                  SCHEDULE B-1

                      Warranted Registrations/Applications

1)       ASPO/LAMAZE
          (USPTO Registration # 1,692,047)

2)       LAMAZE
          (Canada Application # 855,451)

5)       LAMAZE
          (USPTO Registration # 1,349,474 and
           USPTO Registration # 2,118,265)

6)       LAMAZE BABY
          (USPTO Application # 75/635,071)

7)       LAMAZE COMMUNICATIONS
          (USPTO Registration # 2,179,809 and
          USPTO Registration # 2,090,392)

8)       LAMAZE FAMILY
          (USPTO Application # 75/635,069)

9)       LAMAZE INSTITUTE FOR FAMILY EDUCATION & DESIGN
          (USPTO Registration # 1,730,169)

10)      LAMAZE PARENTS
          (USPTO Application # 75/635,072)

11)      LAMAZE PARENTS MAGAZINE
          (USPTO Registration #2,002,043)

12)      LAMAZE.ORG
          (USPTO Application # 75/438,018)

13)      LAMAZEBABY MAGAZINE
          (USPTO Registration # 1,883,545)

14)      LAMAZEBABY.COM
          (USPTO Application # 75/691,874)

15)      LAMAZEBABY.NET
         (USPTO Application # 75/691,934)

16)      LAMAZEBABY.ORG
          (USPTO Application # 75/691,935)

17)      LAMAZEFAMILY.COM
          (USPTO Application # 75/706,421)

18)      LAMAZEFAMILY.NET
          (USPTO Application # 75/702,973)

19)      LAMAZEFAMILY.ORG
          (USPTO Application # 75/706,418)

20)      LCCE CERTIFIED BY LAMAZE
         LAMAZE CERTIFIED
         CHILDBIRTH EDUCATOR
          (USPTO Application # 75/637,855)

                                   Schedule C

            Lamaze International ("LI") Retained Publications Rights

I. All publications in any media intended for professionals and members of LI.

II.      Lamaze Bookstore and Media Center.

III. Position papers on topics related to pregnancy, childbirth, breastfeeding, infant care, and early parentingIV. Professional Teaching aids, including handouts in any media, for use in early pregnancy, childbirth, breastfeeding, and early parenting classes.

V. Topical/issue specific Information updates for professionals and childbearing women.

VI.      Endorsements of position papers.

VII. Endorsements of books or videos that advance the mission/philosophy of Lamaze International to the professional market. In the event LI wishes to publish any consumer oriented or directed endorsements of books or videos, LI shall provide prior written notice to Lamaze Publishing Company (Delaware corporation) or iVillage Inc., and such endorsements shall not imply that LI is the owner or source of such book or video, or cause likelihood of confusion as to whether LI is the owner or source of such book or video.

VIII. Topical or single issue Publications for consumers done in collaboration with other professional organizations (e.g. the CIMS brochure for mother friendly and how to choose a place of birth).

IX. Collaborative Statements (with other professional and consumer groups) that advance the mission and philosophy of LI.

X. Publications marketing Lamaze International as a non-profit group and service provider. Specifically, publications intended to market childbirth education, the mission/philosophy of LI, all programs sponsored by LI--targeted to both professionals and consumers.

All of the above publications, although they may carry ads/sponsorships, shall not materially compete with the iVillage LAMAZE Licensed Products.

                                   Schedule D

                                 Quality Control

I.       Editorial Content Development and Review

         A. All editorial content must be reviewed and approved by "LI" and must be consistent with the philosophy, mission and goals of the organization, and in no way tarnish its reputation.

         B. Advertisements and editorial content will be independent, and advertising will not exceed a ratio of 40% of the publication, without Lamaze International approval.

         C. LI will appoint an Editorial Advisory Board to serve in an advisory role on the content for all Lamaze consumer publications/media.

                  1. LICENSEE will convene a meeting of the Editorial Advisory Board at least once a year to conduct an overall review of the content material, and will cover the expense of the meeting. LI agrees to make its best effort to schedule such meetings adjacent to other LI events. Conference calls are also acceptable, assuming LI and LICENSEE agree.

                  2. The LICENSEE Editor will be in regular communication with the appointed Editorial Advisory Board member chairing the Editorial Board's Advisory Committee for the particular publication to review and approve the respective content.

                  3. Content material for review will be forwarded by the Editor to the assigned reviewers at least 10 business days prior to deadline.

                  4. Editorial content assignments will be determined between the Editor and the appointed Editorial Advisory Board member chairing the Editorial Advisory Board Committee for the particular publication. Content contributors will be compensated by LICENSEE for their work.

II.      Publication Advertising Review and Approval Process

         A. All publication advertising must be reviewed and approved by LI and must be consistent with the philosophy, mission and goals of the organization, and in no way tarnish its reputation.

         B. Lamaze will appoint a Publication Advertising Review Committee to serve as reviewers to ensure adherence to the established Publication Advertising Guidelines.

                  1. LICENSEE will submit advertisements to the LI reviewers at least 10 business days prior to deadline.

                  2. Advertising review decisions will be made in accordance with the Publication Advertising Guidelines established by LI, which may be modified from time to time upon at least twelve (12) months prior written notice to LICENSEE, to maintain consistency with LI philosophy, mission and goals. The current Advertising Guidelines are attached hereto at Schedule E.

         C. To avoid an excessive commercial appearance of the LAMAZE.com website, all advertising on such website must fit within guidelines set forth at Schedule E hereto.

         D. Any Onserts (i.e., coupons or samples) must be sent with LI-approved educational materials, and can not be sent as stand alone materials without such LI-approved education materials.

III.     Licensed Products

         A. As used herein, "Licensed Products" refers to all publication within the Licensed Field, and to any other products in any other licensed field in the event that LI should in the future agree in writing to grant an additional licensed field(s) to LICENSEE.

         B. All Licensed Products within a Licensed Field, all related packaging and promotional materials, and any other materials physically distributed with a Licensed Product, must be reviewed and approved by LI and must be consistent with the philosophy, mission and goals of the organization, and in no way tarnish its reputation.

         C. All Licensed Products will be of high quality, meet safety standards, have an educational value/message incorporated, and will be consistent with the approved vision/direction for the product/line.

         D. LI will appoint an appropriate Review Committee (which may be the Editorial Advisory Board for publications) to serve in an advisory role on the development and review of licensed products within Licensed Fields. LICENSEE will convene a meeting of the Review Committee at least once a year to conduct an overall review of the licensed products, and will cover the expense of the meeting. LI agrees to make its best effort to schedule such meetings adjacent to other LI events. A conference call is acceptable if agreed to by both LI and LICENSEE.

         E.       New Product Proposals

                  1. LICENSEE will submit proposed product to LI for review and consideration with complete information provided as outlined on the Licensee Proposal form, and will provide additional information as requested in order to allow evaluation of the proposal.

                  2. The proposal will be forwarded to the Review Committee for review and preparation of a recommendation to the LI board regarding approval or denial of the product development proposal. New products within existing categories will be reviewed and approved/denied on an on-going basis. All new categories will be reviewed and approved/denied at the next board meeting.

         F.       Review and Approval Process of Approved Products

                  1. LICENSEE will submit products and related promotional and packaging material to the LI Review Committee reviewers at least 10 business days prior to deadline.

                  2. Product Review decisions will be made in accordance with the specified quality standards for the particular product.

                  3. As part of the approval of any product, the Review Committee shall provide LICENSEE with Advertising Guidelines which must be complied with as a condition of continued approval of the product. All advertisements for an approved product are subject to prior review and approval by the Product Review Committee in accordance with such guidelines.

IV.      Trademark Usage and Notations

         A. All licensed products in Licensed Fields will use the appropriate trademark registration/ownership notations, outlined in the reasonable LI trademark usage guidelines, which will be reviewed and may be modified by LI from time to time.

         B. All licensed products in Licensed Fields will use the appropriate treatment of the Lamaze mark, as provided in the trademark usage guidelines to ensure a consistent visual identity of the Lamaze mark.

         C. Trademark registration/ownership notations, outlined in the trademark usage guidelines will be reviewed periodically and may be modified by LI from time to time.

         D. No LAMAZE mark may be used in a manner which is offensive, obscene, or inconsistent with the philosophy, mission, or goals of LI or which is directed at the childbirth educator market, or which is likely to cause confusion with LI's use of the LAMAZE term outside of the Licensed Fields. It is agreed that the Licensed Marks at Schedule B hereto, of and by themselves, comply with this Section IV(D).

V.       Reporting Requirements

         A. LICENSEE will prepare a business overview and product development timetable on a bi-annual basis for review by the LI Board for licensed products in Licensed Fields.

         B. LICENSEE will prepare quarterly financial reports/sales reports and royalty payment estimates and forward the same to LI as required by Section 6 of the Agreement to which this Schedule D is attached.

         C. LICENSEE will submit consumer publication/media and product samples to LI upon final production.

                                   Schedule E

          Lamaze International Ad Guidelines for Consumer Publications

The mission of Lamaze International is to promote normal, natural, healthy and fulfilling childbirth experiences for women and their families through education, advocacy and reform. The Lamaze International philosophies of birth, breastfeeding and parenting are attached. No advertising can be included in consumer publications that contradict or do not support that mission. No advertising may do anything to negatively affect the reputation of Lamaze International. Consistent with its philosophy on breastfeeding, Lamaze International abides by the World Health Organization Code of Marketing Breastmilk Substitutes. Lamaze International reserves the right to decline or prohibit any advertising which, in its sole discretion, is inappropriate or contrary to its policies. This reservation is all-inclusive as to persons, things, printed matter, website content, onserts and couponing, product samples, video and conduct.

Acceptance into our consumer publications including the website can not be viewed as an endorsement of any product. Each publication/video/website must contain a disclaimer that a product's appearance in this media does not represent an endorsement by Lamaze International.

Pregnancy and early parenting is a vulnerable time for women and their families. Therefore, no advertising materials may exploit this by containing sensational, fear invoking copy and/or claims. All ad claims require appropriate legitimate substantiation.

All changes in ad guidelines must be approved by the Lamaze International Board of Directors. The Board of Directors reserves the right to review, revise and amend these guidelines annually. Any changes will be forwarded to LPC by June 1 to take effect the following January 1.

The following categories of products will NOT be accepted for advertising in any Lamaze media vehicle:

|X|      Bottles, nipples, pacifiers

|X|      Infant/Toddler Formula or foods which contain infant formula

|X| Prescription medications (including drug companies and retail outlets advertisements that specifically promote their prescriptive services)

|X|      OTC medications that treat illness (see acceptable OTC products below)

|X|      Alcohol

|X|      Tobacco

|X|      Contraceptives, any form

|X|      Douches

|X|      Feminine Sprays

|X|      Vaccines

|X|      Professionally used medical equipment or materials

|X| Dietary supplements with the exception of vitamins & minerals recommended by ACNM, ACOG, AAP, ADA, National Food and Nutrition Board for pregnant and lactating women

|X|      Herbal remedies

|X|      Laxatives

The following categories of OTC products will be accepted for advertising in any Lamaze media vehicle:

The following categories of OTC products used to promote health (vitamins) or to treat minor discomforts of pregnancy, postpartum and infancy will be accepted:

|X| External topical application products, such as creams, gels, rubs, and unmedicated vaginal lubricants

|X| Vitamins and minerals recommended by ACNM, ACOG, AAP, ADA, or National Food and Nutrition Board for pregnant, breastfeeding women and infants.

         o Pregnant and breastfeeding women: currently the ONLY vitamins and minerals recommended are multivitamin, calcium, iron, and folic acid. Ads will ONLY be accepted for these vitamins/minerals for pregnant and breastfeeding women.

         o Infants: the only vitamins recommended for breastfeeding infants under six months are Vitamin D for infants whose mothers are Vitamin D deficient or those infants not exposed to adequate sunlight or iron for those who have low iron stores or anemia. All ads for Vitamin D must note this. Liquid multivitamins for infants will only be accepted if the ad clearly states that the vitamins are recommended for breastfeeding babies over 6 months of age or that the AAP states that vitamins are generally unnecessary for breastfeeding infants under 6 months.

|X| Fever reducers for infants if the advertising copy/graphics do not refer to illness and includes the statement that parents of babies under 24 months should consult their health care provider before administering.

|X|      Homeopathic remedies

|X|      Gas relievers for infants

|X| Antacids for pregnant women which do NOT state on the label that pregnant or nursing women should consult their physician before taking (i.e. products such as Tums, Mylanta, Maalox, Rolaids which do not include such warnings on their labels)

|X|      Stool softeners for adults

Cord Blood

Publications/media that carry Cord Blood Storage ads must also include a Lamaze International approved statement regarding cord blood collection and storage in the editorial.

New Product Categories

All new product categories will be submitted to Lamaze International for preliminary review.

WEB Specific Guidelines

|X|      Ad Guidelines apply to Lamaze.com web site upon initial publication.

|X| No OTC medication ads or medical procedure ads such as cord blood ads on the home page top banner.

|X| Ads should not exceed 40% of the page which is visible on the screen at any given moment..

|X| "Pop Up" windows, video ads, flash, shockwave or other moving media may be used for advertising purposes, subject to review and approval by LI.

Samples

Product samples and materials can only be sent as part of the onsert program.

Approved:  May 6, 2000

                              Lamaze International:
                              Philosophy Statements

Philosophy of Birth

Integral to the work of Lamaze International is a fundamental philosophy of birth:

o        Birth is normal, natural, and healthy.

o        The experience of birth profoundly affects women and their families.

o        Women's inner wisdom guides them through birth.

o Women's confidence and ability to give birth is either enhanced or diminished by the care provider and place of birth.

o Women have a right to give birth free from routine medical interventions.

o        Birth can safely take place in birth centers and homes.

o Childbirth education empowers women to make informed choices in health care, to assume responsibility for their health and to trust their inner wisdom.

Breastfeeding Philosophy

Lamaze International recognizes breastfeeding as the optimal method of infant feeding and believes that childbirth education should protect, promote and support breastfeeding. Therefore, in our effort to protect, promote and support breastfeeding, and consistent with our Position Paper on Infant Feeding Lamaze International abides by the World Health Organization International Code of Marketing Breastmilk Substitutes.

Parenting Philosophy

o Good parenting is vital to the physical, emotional and spiritual health of our children, ourselves and our society.

o Parenting is joyful, important, challenging and deeply satisfying work that is worthy of everyone's best efforts.

o Parenting begins before birth. The intimate connection between children and their parents must be respected and protected from the moment of birth throughout life.

o Mothers and fathers play unique, irreplaceable roles in their children's lives.

o Babies and children thrive in close, consistent interaction with their parents.

o Parenting is a learned art; our most important teachers are our own parents, our family, and our children.

o        Parenting requires the support of family, friends and community.

o Knowledge and support enhance parents' confidence and ability to make informed decisions that meet the needs of their children and themselves.

                                                    Schedule F
                                        Infant and Maternity Field Products


-------------------------- ------------------------------ --------------------------------------------------------------------------
        Maternity                     Nursing                                               Baby/Infant
-------------------------- ------------------------------ --------------------------------------------------------------------------
Clothing +                 Clothing                       Layette                Clothing - for up to 1 year   Accessories
----------                 --------                       -------                ---------                     -----------
                                                                                 of age
Pants                      Bras                           Receiving Blanket      Blankets Cotton               Moses Basket
Overalls                   Shawls                         U-Shirt                Tee Shirts                    Headbands
Tops                       Sleep Bra                      Onesie                 Bunting (Bags)                Hats, Special/Common
Tee Shirts                 V-Neck Top                     Sleep Gown             Thermal Blankets              Sleepers
Dresses                    Tops                           Hooded Towel           Diaper Covers                 Diaper Bags/Backpacks
Skirts                     Night Shirt                    Wash Cloths            Creeper-Cotton                Baby Sling
Blouses                    Sweat Shirt                    Cloth Diapers          Wool Blankets
Vests                      Bra Liner                      Crib Sheets            Sweaters
Stockings                  Shirts                         Water Proof Pad        Christening Gowns*
Socks                      Sweaters                       Cap                    Jackets, Hoods/No Hds
Panties                    Blouses                        Bib                    Robes
Bras                       Day Bras                       Booties/Socks          Gowns, Std./Preemie
Bathing Suits              Panties                        "Stretchy"/Otrwr       Tights
Blue Jeans                 Demit Top ?                                           Leggings
Sweaters                                                                         Socks
Jump Suits                                                                       Jumpers
                                                                                 Overalls, Blue Jeans
                                                                                 Bottoms
                                                                                 Dresses
                                                                                 Christening Blankets*
                                                                                 Christening Suits*
                                                                                 Footie w/Hat
                                                                                 *other name than
                                                                                 Christening?

+Upon Expiration of AMI agreement

                                   Schedule G

                                Other LI Licenses

I.       AMI

II.      Learning Curve International

III.     LI Members

IV.      LI Certifees

V.       LI Chapters

VI.      LI Childbirth Educator Programs

VII.     LI Approved Providers

VIII.    Injoy Productions for Lamaze video

IX.      LI Membership affinity programs, such as MBNA credit card offer